Exhibit 23.2

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated December 30, 2009 which is included in the Annual Report on Form 10-K for the years ended September 30, 2009 and 2008 of Deltron, Inc. in the Company’s Registration Statement on Form S-8 pertaining to the 2010 Stock Option Plan for Employees and Consultants.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

November 8, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351